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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


SUBSIDIARY NAME                                             JURISDICTION

Bert Schwarz - S & H, Inc.                                  New York
Buckhorn Inc.                                               Delaware
       -BKHN Inc.                                           Ohio
       -Buckhorn Rubber Products Inc.                       Missouri
Eastern Tire Equipment & Supplies Limited                   Quebec, Canada
Elrick Industries, Inc.                                     California
The James C. Heintz Company                                 Ohio
MICO, Inc.                                                  Ohio
Midland Tire Supply, Inc.                                   Indiana
Myers International, Inc.                                   Ohio
Myers Systems, Inc.                                         Ohio
Myers Tire Supply (Canada) Limited                          Ontario, Canada
Myers Tire Supply (Chicago), Inc.                           Illinois
Myers Tire Supply (Nevada), Inc.                            Nevada
Myers Tire Supply (Va.), Inc.                               Virginia
Patch Rubber Company                                        North Carolina
Plastic Parts Inc.                                          Kentucky